UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 26, 2020

SLM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13251		52-2013874
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

300 Continental Drive	Newark,	Delaware	19713
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (302) 451-0200
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.20 per share	SLM	The NASDAQ Global Select Market
Floating Rate Non-Cumulative Preferred Stock, Series B, par value $.20 per share	SLMBP	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01    OTHER EVENTS.

On October 26, 2020, SLM Corporation, a Delaware corporation (the “Company”), announced a public offering of Senior Notes pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”), subject to market and other customary conditions (the “Notes Offering”). J.P. Morgan Securities LLC and RBC Capital Markets, LLC will act as joint book-running managers. The Company intends to use part of the net proceeds from the Notes Offering to fund a tender offer for up to 2,000,000 shares of its outstanding Floating Rate Non-Cumulative Preferred Stock, Series B, par value $.20 per share (“Series B Preferred Stock”), CUSIP No. 78442P502, and to use the remaining proceeds for general corporate purposes, which may include the repayment of debt and future share repurchase programs.

The Company intends to commence such self-tender offer to purchase up to 2,000,000 of its shares of Series B Preferred Stock, or such lesser number of its shares of Series B Preferred Stock as are properly tendered and not properly withdrawn, at a purchase price of $45.00 per share, plus accrued and unpaid dividends, if any (the “Tender Offer”), on October 27, 2020. The Tender Offer is expected to expire at 11:59 p.m., New York City time, on November 24, 2020, unless extended.

Attached as Exhibit 99.1, and incorporated by reference herein, is a copy of the Company’s press release dated October 26, 2020 related to the Notes Offering.

Tender Offer Statement

The Tender Offer has not yet commenced. This communication is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of Series B Preferred Stock. On the commencement date of the Tender Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related materials, will be filed with the SEC by the Company. The solicitation and offer to buy shares of Series B Preferred Stock will only be made pursuant to the offer to purchase, the letter of transmittal and the related materials that the Company will file as part of the Schedule TO. Holders of the Series B Preferred Stock should carefully read those materials when they are available because they will contain important information, including the various terms and conditions of the Tender Offer. Neither the Company nor its directors make any recommendation as to whether to tender shares. Shareholders may obtain free copies, when available, of the tender offer statement on Schedule TO, the offer to purchase, the letter of transmittal and the related materials that will be filed by the Company with the SEC at the commission’s website at www.sec.gov. Once the Tender Offer is commenced, holders of the Series B Preferred Stock also may obtain a copy of these documents, without charge, from the information agent for the Tender Offer.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

99.1	Sallie Mae - Press Release - October 26, 2020

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION
Date: October 26, 2020	By:	/s/ STEVEN J. MCGARRY
Steven J. McGarry
Executive Vice President and Chief Financial Officer